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                                 [LETTERHEAD]

                               October 24, 1997

Board of Directors
New Frontier Media, Inc.
1050 Walnut Street, Suite 301
Boulder, Colorado 80302

      Re: REGISTRATION STATEMENT ON FORM SB-2

Dear Gentlemen:

      We hereby consent to the use of this firm's name as special litigation counsel to New Frontier Media, Inc. (the "Company") in the "BUSINESS-Legal Proceedings" section of the registration statement on form SB-2 with the SEC by the Company on September 24, 1997.

Respectfully,

COMBS & ASSOCIATES
/s/ John Combs
J. John Combs III

JJC\rr